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                                                                     EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Vallen Corporation

  We consent to incorporation by reference in the Registration Statements (No. 333-03915, 333-03917 and 333-03919) on Form S-8 of Vallen Corporation of our report dated July 20, 1998, relating to the consolidated balance sheets of Vallen Corporation and subsidiaries as of May 31, 1998 and 1997, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended May 31, 1998, which report appears in the May 31, 1998 annual report on Form 10-K of Vallen Corporation.

                                          KPMG PEAT MARWICK LLP

Houston, Texas
August 27, 1998